Registration No. 333-142308
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    CRANE CO.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   13-1952290
 (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                 Identification No.)

                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                    (Address of principal executive offices)


             CRANE CO. 2007 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)

                               AUGUSTUS I. DUPONT
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                     (Name and address of agent for service)

                                 (203) 363-7300
          (Telephone number, including area code, of agent for service)


Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer              /x/      Accelerated filer          /_/
Non-accelerated filer (Do not check  /_/      Smaller reporting company  /_/
  if a smaller reporting company)

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

                PARTIAL DEREGISTRATION OF SHARES OF COMMON STOCK

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-142308) (the "2007 Plan Registration Statement") is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant's 2007 Non-Employee Director Compensation Plan (the "2007 Plan") with the Registrant's 2009 Non-Employee Director Compensation Plan (the "2009 Plan") and (ii) the Registrant has filed a new Registration Statement on Form S-8 on April 20, 2009 for the 2009 Plan (the "2009 Registration Statement"). The 2009 Registration Statement registers 600,000 new shares of the Registrant's common stock, par value $1.00 per share ("Common Stock"), in connection with the 2009 Plan. As a result of the adoption of the 2009 Plan, no new awards will be made under the 2007 Plan after April 20, 2009. In addition, all shares of Common Stock registered pursuant to the 2007 Plan Registration Statement but not issued or otherwise allocated to outstanding awards under the 2007 Plan will not be available for offer and sale under the 2007 Registration Statement after the effective date of this Post-Effective Amendment No. 1 and are hereby deregistered. Further, all shares subject to outstanding awards under the 2007 Plan that expire, are forfeited or are otherwise terminated without delivery of any Common Stock subject thereto after April 20, 2009, the effective date of the 2009 Plan (the "Outstanding Award Shares"), will also be automatically deregistered upon such expiration, forfeiture or termination. The 2007 Plan Registration Statement will remain in effect to cover the potential issuance of shares of Common Stock upon exercise of the awards to which the Outstanding Award Shares are subject. Accordingly, upon the expiration, forfeiture or termination of the subject awards, the Outstanding Award Shares will be deregistered automatically from the 2007 Plan Registration Statement and will not be available for offer or sale under the 2007 Registration Statement thereafter. Under the terms of the 2009 Plan, such Outstanding Award Shares will become available for issuance under the 2009 Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 20th day of April, 2009.


                               CRANE CO.


                               By:          *
                                  ---------------------------------
                                  Eric C. Fast
                                  President, Chief Executive Officer
                                    and a Director


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                                 Capacity                             Date
      ---------                                 --------                             ----

              *                      Chairman of the Board and a Director          April 20, 2009
------------------------------
R. S. Evans

              *                      President, Chief Executive Officer            April 20, 2009
------------------------------       and a Director
E. C. Fast


                                     Vice President, Finance and Chief             April 20, 2009
------------------------------       Financial Officer (Principal
T. J. MacCarrick                     Financial Officer)

                                     Vice President, Controller (Principal          April 20, 2009
------------------------------       Accounting Officer)
R. A. Maue

              *                      Director                                      April 20, 2009
------------------------------
E. T. Bigelow

              *                      Director                                      April 20, 2009
------------------------------
D. G. Cook

                                     Director                                      April 20, 2009
------------------------------
K. E. Dykstra

              *                      Director                                      April 20, 2009
------------------------------
R. S. Forte


              *                      Director                                      April 20, 2009
------------------------------
D. R. Gardner

              *                      Director                                      April 20, 2009
------------------------------
W. E. Lipner

              *                      Director                                      April 20, 2009
------------------------------
P. R. Lochner, Jr.

              *                      Director                                      April 20, 2009
------------------------------
R. F. McKenna

              *                      Director                                      April 20, 2009
------------------------------
C. J. Queenan, Jr.

              *                      Director                                      April 20, 2009
------------------------------
J. L. L. Tullis


* By: /s/ Christopher Dee
      -----------------------
  Name:  Christopher Dee
  Title: Attorney-in-Fact
